Exhibit 10.16 B

November 25, 2003

Garden Fresh Restaurant Corp.

15822 Bernardo Center Dr. Suite A

San Diego, CA 92127

Gentlemen:

This letter is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) has agreed to extend the maturity date of that certain credit accommodation granted by Bank to GARDEN FRESH RESTAURANT CORP. (“Borrower”) in the maximum principal amount of Six Million Dollars ($6,000,000.00) pursuant to the terms and conditions of that certain Credit Agreement between Bank and Borrower dated as of November 1, 2002, as amended from time to time (the “Agreement”).

The maturity date of said credit accommodation, and the last day on which Bank will issue letters of credit under the subfeature relating to said credit accommodation, as described in the Agreement, is hereby extended until April 30, 2004. Until such date, all terms and conditions of the Agreement which pertain to said credit accommodation shall remain in full force and effect, except as expressly modified hereby. The promissory note dated as of November 1, 2002, executed by Borrower and payable to the order of Bank which evidences said credit accommodation, a copy of which is attached hereto as Exhibit A (the “Note”), shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect the new maturity date set forth above. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supersedes all prior negotiations, discussions and correspondence concerning said extension.

Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before December 15, 2003.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ ALVA DIAZ
Alva Diaz Vice President

Acknowledged and accepted as of Nov 25, 2003

GARDEN FRESH RESTAURANT CORP.

By:	/s/ DAVID W. QUALLS
Title:	CFO